                                                                    Exhibit 10.2

                             GUARANTY FEE AGREEMENT

      This Agreement made and entered into as of the 8th day of March, 2000, by and between Echelon Commercial LLC, a Delaware limited liability company (the "Lessee") and each of AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D, each a Delaware business trust (each, a "Guarantor" and together, the "Guarantors").

                                   WITNESSETH:

      WHEREAS, the Lessee has entered into a Lease Agreement dated as of March 8, 2000 (the "Lease") between Heller Affordable Housing of Florida, Inc., a Florida corporation, as lessor (the "Lessor"), and Lessee, as lessee;

      WHEREAS, the Lessor has requested that the Guarantors enter into that certain Guarantee (the "Guarantee") dated of even date with the Lease, whereby the Guarantors have agreed to jointly and severally guaranty the obligations of the Lessee under the Lease;

      WHEREAS, the Guarantors are willing to enter into the Guarantee on the terms and conditions set forth therein subject to the Lessee's execution and delivery of this Agreement.

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Guarantee.

      2. Guaranty Fee. In consideration of the execution and delivery of the Guarantee, the Lessee hereby agrees to pay the Guarantors the following amounts (the "Guarantee Fee"):

            (i) the Lessee shall pay to the Guarantors on the date hereof a nonrefundable upfront fee equal to $500,000, which fee shall constitute an offset in such amount against the Quarterly Fee payable to the Guarantors as set forth below;

            (ii) the Lessee shall pay to the Guarantors on the Guaranty Payment Date a fee (the "Quarterly Fee") in an amount equal to four percent (4%) per annum multiplied by the average of the amounts deemed outstanding under Section
2.10 of the Guaranty during each calendar quarter, which amount shall accrue and compound quarterly at a per annum rate equal to 7.5% until paid by the Lessee. As used herein, the "Guaranty Payment Date" shall mean the Expiration Date (as defined in the Lease), provided, however, that no payment shall be made hereunder until such time as Echelon Development LLC, the parent of the Lessee (the "Parent"), shall have satisfied its obligations under is operating agreement to make all tax distributions to its members or the manager of the Parent shall determine that it shall have properly set aside any such amount.

      3. Minimum Fee. The Lessee further agrees that, notwithstanding the foregoing, the Guarantors shall be paid a minimum Guarantee Fee in an amount equal to $1,000,000.

      4. Allocation. The Lessee hereby agrees to allocate the Guaranty Fee between and among the Guarantors in the following manner (unless and until all of the Guarantors shall notify the Lessee to the contrary):

      AFG Investment Trust A:      7.00%
      AFG Investment Trust B:     11.58%
      AFG Investment Trust C:     35.08%
      AFG Investment Trust D:     46.34%

      5. Amendments. This Agreement may be amended only by the written agreement of an authorized representative of each of the parties hereto.

      6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.


                                         ECHELON COMMERCIAL LLC

                                         By: Echelon Development LLC, Manager
                                             By: Equis/Echelon Development
                                                 Management Corp.,
                                                 Manager

                                             /s/ Michael J. Butterfield
                                             -----------------------------------
                                             Print: Michael J. Butterfield
                                             Title: Vice President, Finance


                                         AFG INVESTMENT TRUST A
                                         AFG INVESTMENT TRUST B
                                         AFG INVESTMENT TRUST C
                                         AFG INVESTMENT TRUST D

                                         By: AFG ASIT Corporation, their
                                             Managing Trustee

                                             /s/ Gail D. Ofgant
                                             -----------------------------------
                                             Print: Gail D. Ofgant
                                             Title: Vice President


                                      2